UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 1, 2010

(date of earliest event reported)

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court

Minneapolis, Minnesota 55369

(Address of principal executive offices)

(763) 656-4300

(Registrant’s telephone number, including are code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                 On June 1, 2010, the Board of Directors of Vascular Solutions, Inc. (“Company”) appointed William Rutstein the Senior Vice President of Worldwide Sales, effective July 1, 2010.  Mr. Rutstein is currently the Vice President of International Sales.

In connection with his appointment, Mr. Rutstein received a restricted stock award of 5,000 shares of the Company’s common stock.  The award vests 50% at the two-year anniversary of the date of the grant, 25% at the third-year anniversary of the date of the grant, and 25% at the fourth-year anniversary of the date of the grant.  Mr. Rutstein’s employment agreement was also amended to reflect his new position, increase his annual base salary to $250,000, and make him eligible to receive a bonus of 30% of his salary, all effective July 1, 2010.  Mr. Rutstein’s employment agreement is the standard employment agreement entered into by the Company’s officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: June 4, 2010	By:	/s/ James Hennen
James Hennen Chief Financial Officer